Exhibit 11

                                 MGI PROPERTIES
                               PART I - EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE

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
                                                                    Three Months Ended August 31,   Nine Months Ended August 31,
                                                                    -----------------------------   ----------------------------
                                                                           1999         1998              1999          1998

BASIC
Net income                                                            $124,261,000   $5,240,000     $138,495,000    $23,145,000
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Weighted average number of shares outstanding during the period         13,774,221   13,760,024       13,773,163     13,728,003
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Basic earnings per share                                                     $9.02        $0.38           $10.06          $1.69
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DILUTED EARNINGS PER SHARE
Net income                                                            $124,261,000   $5,240,000     $138,495,000    $23,145,000
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Weighted average number of shares outstanding assuming full dilution    14,535,038   14,098,903       14,310,825     14,026,394
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Diluted earnings per share                                                   $8.55        $0.37            $9.68          $1.65
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